Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Kevin B. Habicht, Chief Financial Officer and Executive Vice President, certifies, to the best of his knowledge, that (1) this Quarterly Report of NNN REIT, Inc. (“NNN”) on Form 10-Q for the period ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of NNN as of June 30, 2023 and December 31, 2022 and its results of operations for the quarter and six months ended June 30, 2023 and 2022.

August 2, 2023		/s/ Kevin B. Habicht
Date	Name:	Kevin B. Habicht
	Title:	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to NNN and will be retained by NNN and furnished to the Securities and Exchange Commission or its staff upon request.